Exhibit 99.1

Kelly Reports
Second-Quarter 2025 Earnings

TROY, Mich. (August 7, 2025) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the second quarter of 2025.

•Q2 revenue of $1.1 billion, up 4.2% year-over-year reflecting previously disclosed acquisitions, and down 3.3% on an organic basis
•Q2 operating earnings of $22.2 million; $24.6 million on an adjusted basis, down 12.1% versus the prior year period
•Q2 adjusted EBITDA of $37.0 million, down 8.7% versus the prior year; adjusted EBITDA margin decreased 40 basis points (“bps”) to 3.4%
•Company expects year-over-year revenue decline of 5% to 7% in Q3 driven by reduced demand for U.S. federal contractors and from certain large customers. Adjusted EBITDA margin expansion of 80 to 90 bps is expected in Q3 and modest year-over-year margin improvement for the full year.

“In the second quarter, Kelly continued to drive growth in more resilient markets, including K-12 staffing in our Education business, telecom and engineering solutions in SET, and payroll process outsourcing in ETM. Across the business, particularly in areas where customers are taking a more measured approach to hiring, we maintained our focus on aligning resource levels with demand,” said Peter Quigley, president and chief executive officer. “Our results reflect our commitment to staying close to our customers and creating opportunities in the current operating environment. By meeting employers’ evolving needs and executing on our efficiency and growth initiatives, we’ll continue to deliver near-term results while positioning Kelly for the future.”

Financial Results for the thirteen-week period ended June 29, 2025:

Revenue of $1.1 billion, a 4.2% increase compared to the corresponding quarter of 2024 resulting primarily from the May 2024 acquisition of Motion Recruitment Partners, LLC (“MRP”). Excluding the impact of the MRP acquisition, revenue was down 3.3% on an organic basis, including approximately 1.4% of revenue decline due to reduced demand for U.S. federal government contractors and growth of 5.6% in the Education segment.

Operating earnings of $22.2 million, compared to earnings of $12.2 million reported in the second quarter of 2024. Adjusted earnings1 were $24.6 million in the second quarter of 2025 and $28.1 million in the second quarter of 2024. Adjusted EBITDA1 of $37.0 million, a decrease of 8.7% versus the prior year period. Adjusted EBITDA margin of 3.4%, a decrease of 40 basis points driven primarily by near-term margin pressure in SET and ETM reflecting timing of revenue trends and related expense management actions.

Earnings per share were $0.52 compared to earnings per share of $0.12 in the second quarter of 2024. On an adjusted basis1, earnings per share were $0.54 in the second quarter of 2025 compared to $0.71 per share in the corresponding quarter of 2024. The year-over-year decline includes $0.08 of increased net interest expense due to an elevated average cash balance in the prior year quarter and debt incurred in conjunction with the MRP acquisition as well as lower operating earnings.

Financial Results for the 26-week period ended June 29, 2025:

Revenue of $2.3 billion, a 7.8% increase compared to the corresponding period in 2024 resulting primarily from the May 2024 acquisition of MRP. Excluding the impact of the MRP acquisition, revenue was down 1.6% on an organic basis and includes approximately 1.1% revenue decline due to reduced demand for U.S. federal government contractors and growth of 6.1% in the Education segment.

Operating earnings of $33.0 million, compared to earnings of $39.0 million reported over the same period in 2024. Adjusted earnings1 were $46.7 million in the first half of 2025 and $51.2 million in the corresponding period of 2024. Adjusted EBITDA1 of $71.9 million, a decrease of 2.6% versus the prior year period. Adjusted EBITDA margin of 3.2%, a decrease of 30 basis points driven primarily by near-term margin pressure in SET and ETM reflecting timing of revenue trends and related expense management actions.

Earnings per share were $0.67 compared to earnings per share of $0.83 in the same period of 2024. On an adjusted basis1, earnings per share were $0.93 for the first half of 2025 compared to $1.26 per share in the corresponding period of 2024 reflecting higher interest expense following the MRP acquisition and lower operating earnings.

_________________________________________
1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Quarterly Cash Dividend:

Kelly also reported that on August 6, its board of directors declared a dividend of $0.075 per share. The dividend is payable on September 3, 2025 to stockholders of record as of the close of business on August 20, 2025.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call at 9 a.m. ET on August 7 to review the financial and operation results from the quarter. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Chief Accounting Officer Transition:

Kelly also announced that it has appointed Nick Zuhlke as vice president, controller and chief accounting officer, effective August 11, 2025. He succeeds Laura Lockhart, whose planned retirement was previously announced by the Company. Zuhlke brings to Kelly decades of global finance leadership experience with DexKo Global, Plastipak Holdings, and KPMG.

Forward-Looking Statements:

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on second parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 400,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2024 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JUNE 29, 2025 AND JUNE 30, 2024
(UNAUDITED)
(In millions of dollars except per share data)
					%
	2025	2024	Change		Change

Revenue from services	$1,101.8	$1,057.5	$44.3		4.2%

Cost of services	876.3	843.8	32.5		3.8

Gross profit	225.5	213.7	11.8		5.5

Selling, general and administrative expenses	207.3	191.5	15.8		8.2

Asset impairment charge	—	5.5	(5.5)		NM

(Gain) loss on sale of EMEA staffing operations	(4.0)	10.0	(14.0)		(139.3)

Gain on sale of assets	—	(5.5)	5.5		NM

Earnings from operations	22.2	12.2	10.0		81.0

Other income (expense), net	(2.3)	(6.5)	4.2		65.0

Earnings before taxes	19.9	5.7	14.2		249.1

Income tax expense	0.9	1.1	(0.2)		(23.8)

Net earnings	$19.0	$4.6	$14.4		314.7%

Basic earnings per share	$0.52	$0.13	$0.39		300.0%
Diluted earnings per share	$0.52	$0.12	$0.40		333.3%

STATISTICS:

Permanent placement revenue (included in revenue from services)	$14.8	$10.7	$4.1		38.7%

Gross profit rate	20.5%	20.2%	0.3	pts.

Adjusted EBITDA	$37.0	$40.5	$(3.5)
Adjusted EBITDA margin	3.4%	3.8%	(0.4)	pts.

Effective income tax rate	4.2%	19.4%	(15.2)	pts.

Average number of shares outstanding (millions):
Basic	35.2	35.5
Diluted	35.7	35.9

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED JUNE 29, 2025 AND JUNE 30, 2024
(UNAUDITED)
(In millions of dollars except per share data)
					%
	2025	2024	Change		Change

Revenue from services	$2,266.7	$2,102.6	$164.1		7.8%

Cost of services	1,804.7	1,683.2	121.5		7.2

Gross profit	462.0	419.4	42.6		10.2

Selling, general and administrative expenses	433.0	382.0	51.0		13.3

Asset impairment charge	—	5.5	(5.5)		NM

Gain on sale of EMEA staffing operations	(4.0)	(1.6)	(2.4)		(139.3)

Gain on sale of assets	—	(5.5)	5.5		NM

Earnings from operations	33.0	39.0	(6.0)		(15.5)

Gain on forward contract	—	1.2	(1.2)		NM

Other income (expense), net	(5.5)	(4.7)	(0.8)		(15.8)

Earnings before taxes	27.5	35.5	(8.0)		(22.6)

Income tax expense	2.7	5.1	(2.4)		(48.0)

Net earnings	$24.8	$30.4	$(5.6)		(18.3)%

Basic earnings per share	$0.68	$0.84	$(0.16)		(19.0)%
Diluted earnings per share	$0.67	$0.83	$(0.16)		(19.3)%

STATISTICS:

Permanent placement revenue (included in revenue from services)	$26.3	$18.7	$7.6		40.7%

Gross profit rate	20.4%	19.9%	0.5	pts.

Adjusted EBITDA	$71.9	$73.8	$(1.9)
Adjusted EBITDA margin	3.2%	3.5%	(0.3)	pts.

Effective income tax rate	9.7%	14.4%	(4.7)	pts.

Average number of shares outstanding (millions):
Basic	35.1	35.5
Diluted	35.6	35.9

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses. Adjusted SG&A expenses and business unit profit (loss) further exclude integration, realignment and restructuring charges.

	Second Quarter

			%
	2025	2024	Change
Enterprise Talent Management
Revenue from services	$520.2	$541.2	(3.9)%
Gross profit	104.0	109.0	(4.6)
Adjusted SG&A expenses	91.8	93.2	(1.6)
Integration, realignment and restructuring charges	1.1	0.3	387.4
Total SG&A expenses	92.9	93.5	(0.7)
Business unit profit (loss)	11.1	15.5	(28.5)
Adjusted business unit profit (loss)	12.2	15.8	(22.6)

Gross profit rate	20.0%	20.1%	(0.1)	pts.

Science, Engineering & Technology
Revenue from services	$317.3	$265.7	19.4%
Gross profit	82.4	67.8	21.5
Adjusted SG&A expenses	62.2	48.6	28.1
Integration, realignment and restructuring charges	0.9	0.3	166.9
Total SG&A expenses	63.1	48.9	29.0
Business unit profit (loss)	19.3	18.9	2.1
Adjusted business unit profit (loss)	20.2	19.2	4.9

Gross profit rate	26.0%	25.5%	0.5	pts.

Education
Revenue from services	$265.3	$251.1	5.6%
Gross profit	39.1	36.9	6.1
Adjusted SG&A expenses	25.4	24.2	5.2
Integration, realignment and restructuring charges	0.1	—	NM
Total SG&A expenses	25.5	24.2	5.6
Business unit profit (loss)	13.6	12.7	7.1
Adjusted business unit profit (loss)	13.7	12.7	7.9

Gross profit rate	14.7%	14.7%	—	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses. Adjusted SG&A expenses and business unit profit (loss) further exclude integration, realignment and restructuring charges.

	June Year-to-Date

			%
	2025	2024	Change
Enterprise Talent Management
Revenue from services	$1,054.2	$1,065.3	(1.0)%
Gross profit	212.0	215.2	(1.5)
Adjusted SG&A expenses	190.3	190.6	(0.2)
Integration, realignment and restructuring charges	3.8	1.0	296.2
Total SG&A expenses	194.1	191.6	1.3
Business unit profit (loss)	17.9	23.6	(24.0)
Adjusted business unit profit (loss)	21.7	24.6	(11.4)

Gross profit rate	20.1%	20.2%	(0.1)	pts.

Science, Engineering & Technology
Revenue from services	$639.7	$497.3	28.6%
Gross profit	164.7	125.2	31.5
Adjusted SG&A expenses	130.0	91.8	41.6
Integration, realignment and restructuring charges	2.0	0.3	NM
Total SG&A expenses	132.0	92.1	43.3
Business unit profit (loss)	32.7	33.1	(1.3)
Adjusted business unit profit (loss)	34.7	33.4	3.6

Gross profit rate	25.7%	25.2%	0.5	pts.

Education
Revenue from services	$574.3	$541.0	6.1%
Gross profit	85.3	79.0	8.1
Adjusted SG&A expenses	52.3	48.2	8.7
Integration, realignment and restructuring charges	0.1	—	NM
Total SG&A expenses	52.4	48.2	9.0
Business unit profit (loss)	32.9	30.8	6.6
Adjusted business unit profit (loss)	33.0	30.8	7.1

Gross profit rate	14.9%	14.6%	0.3	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	June 29, 2025	December 29, 2024	June 30, 2024
Current Assets
Cash and equivalents	$18.0	$39.0	$38.2
Trade accounts receivable, less allowances of
$10.8, $8.4, and $7.9 respectively	1,181.1	1,255.5	1,193.9
Prepaid expenses and other current assets	54.0	71.0	78.7
Total current assets	1,253.1	1,365.5	1,310.8

Noncurrent Assets
Property and equipment, net	22.8	25.8	26.8
Operating lease right-of-use assets	44.5	47.0	53.1
Deferred taxes	337.3	330.1	302.3
Retirement plan assets	272.1	258.1	245.9
Goodwill	304.1	304.2	372.6
Intangibles, net	241.0	256.3	272.3
Other assets	37.0	45.3	44.4
Total noncurrent assets	1,258.8	1,266.8	1,317.4

Total Assets	$2,511.9	$2,632.3	$2,628.2

Current Liabilities
Accounts payable and accrued liabilities	$613.8	$613.8	$594.8
Operating lease liabilities	12.1	12.3	12.4
Accrued payroll and related taxes	161.6	163.9	168.3
Accrued workers' compensation and other claims	18.8	19.0	18.7
Income and other taxes	20.4	17.5	18.1
Total current liabilities	826.7	826.5	812.3

Noncurrent Liabilities
Long-term debt	74.3	239.4	210.4
Operating lease liabilities	47.5	50.9	49.6
Accrued workers' compensation and other claims	33.4	33.8	34.7
Accrued retirement benefits	254.5	239.9	232.6
Other long-term liabilities	9.4	7.2	8.7
Total noncurrent liabilities	419.1	571.2	536.0

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(55.3)	(61.4)	(52.3)
Paid-in capital	34.0	34.2	29.5
Earnings invested in the business	1,249.5	1,230.2	1,266.7
Accumulated other comprehensive income (loss)	(0.6)	(6.9)	(2.5)
Total stockholders' equity	1,266.1	1,234.6	1,279.9

Total Liabilities and Stockholders' Equity	$2,511.9	$2,632.3	$2,628.2

STATISTICS:
Working Capital	$426.4	$539.0	$498.5
Current Ratio	1.5	1.7	1.6
Debt-to-capital %	5.5%	16.2%	14.1%
Global Days Sales Outstanding	59	59	57
Year-to-Date Free Cash Flow	$114.8	$15.8	$25.5

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 26 WEEKS ENDED JUNE 29, 2025 AND JUNE 30, 2024
(UNAUDITED)
(In millions of dollars)
	2025	2024
Cash flows from operating activities:
Net earnings	$24.8	$30.4
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	—	5.5
Depreciation and amortization	21.5	17.6
Operating lease asset amortization	5.4	4.6
Provision for credit losses and sales allowances	3.2	(0.2)
Stock-based compensation	7.2	5.2
Gain on sale of EMEA staffing operations	(4.0)	(1.6)
Gain on sale of assets	—	(5.5)
Gain on forward contract	—	(1.2)
Other, net	(0.1)	(1.1)
Changes in operating assets and liabilities, net of acquisition	61.3	(21.5)
Net cash from operating activities	119.3	32.2

Cash flows from investing activities:
Capital expenditures	(4.5)	(6.7)
Proceeds from sale of EMEA staffing operations, net of cash disposed	21.8	77.1
Proceeds from sale of PersolKelly investment	6.4	—
Proceeds from sale of assets	—	4.4
Acquisition of company, net of cash received	—	(427.4)
Payment for settlement of forward contract	—	(2.4)
Other investing activities	1.0	1.9
Net cash from (used in) investing activities	24.7	(353.1)

Cash flows from financing activities:
Proceeds from long-term debt	774.4	378.6
Payments on long-term debt	(939.5)	(168.2)
Dividend payments	(5.5)	(5.4)
Payments of tax withholding for stock awards	(1.9)	(2.1)
Other financing activities	(0.2)	(1.3)
Net cash used in (from) financing activities	(172.7)	201.6

Effect of exchange rates on cash, cash equivalents and restricted cash	7.6	(2.7)

Net change in cash, cash equivalents and restricted cash	(21.1)	(122.0)
Cash, cash equivalents and restricted cash at beginning of period	45.6	167.6

Cash, cash equivalents and restricted cash at end of period	$24.5	$45.6

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(In millions of dollars)

	Second Quarter 2025

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$269.6	$120.8	$126.9	$2.9	$520.2
Science, Engineering & Technology	200.7	107.3	—	9.3	317.3
Education	262.7	—	—	2.6	265.3
Total Segment Revenue	$733.0	$228.1	$126.9	$14.8	$1,102.8
Intersegment					(1.0)
Total Revenue from Services					$1,101.8

	Second Quarter 2024

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$292.2	$128.8	$117.9	$2.3	$541.2
Science, Engineering & Technology	164.7	95.2	—	5.8	265.7
Education	248.5	—	—	2.6	251.1
Total Segment Revenue	$705.4	$224.0	$117.9	$10.7	$1,058.0
Intersegment					(0.5)
Total Revenue from Services					$1,057.5

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE (continued)
(UNAUDITED)
(In millions of dollars)

	June Year-to-Date 2025

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$550.3	$254.0	$244.7	$5.2	$1,054.2
Science, Engineering & Technology	405.6	216.7	—	17.4	639.7
Education	570.6	—	—	3.7	574.3
Total Segment Revenue	$1,526.5	$470.7	$244.7	$26.3	$2,268.2
Intersegment					(1.5)
Total Revenue from Services					$2,266.7

	June Year-to-Date 2024

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$578.1	$259.6	$222.6	$5.0	$1,065.3
Science, Engineering & Technology	304.7	182.6	—	10.0	497.3
Education	537.3	—	—	3.7	541.0
Total Segment Revenue	$1,420.1	$442.2	$222.6	$18.7	$2,103.6
Intersegment					(1.0)
Total Revenue from Services					$2,102.6

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Second Quarter		June Year-to-Date
SG&A Expenses:	2025	2024	2025	2024
As reported	$207.3	$191.5	$433.0	$382.0
Integration and realignment costs(1)	(6.1)	—	(16.8)	—
Transaction costs(2)	(0.1)	(1.6)	(0.4)	(7.2)
Executive transition costs(3)	(0.2)	—	(0.5)	—
Restructuring(6)	—	(4.3)	—	(6.6)
Adjusted SG&A expenses	$200.9	$185.6	$415.3	$368.2

	Second Quarter		June Year-to-Date
Earnings from Operations:	2025	2024	2025	2024
As reported	$22.2	$12.2	$33.0	$39.0
Integration and realignment costs(1)	6.1	—	16.8	—
Transaction costs(2)	0.1	1.6	0.4	7.2
Executive transition costs(3)	0.2	—	0.5	—
(Gain) loss on sale of EMEA staffing operations(4)	(4.0)	10.0	(4.0)	(1.6)
Restructuring(6)	—	4.3	—	6.6
Gain on sale of assets(7)	—	(5.5)	—	(5.5)
Asset impairment charge(8)	—	5.5	—	5.5
Adjusted earnings from operations	$24.6	$28.1	$46.7	$51.2

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Second Quarter		June Year-to-Date
	2025	2024	2025	2024
Income tax expense	$0.9	$1.1	$2.7	$5.1
Taxes on integration and realignment costs(1)	1.6	—	4.3	—
Taxes on transaction costs(2)	—	1.1	0.1	2.3
Taxes on executive transition costs(3)	—	—	0.1	—
Taxes on (gain) loss on sale of EMEA staffing operations(4)	—	—	—	(1.2)
Taxes on restructuring charges(6)	—	1.1	—	1.7
Taxes on gain on sale of assets(7)	—	(1.4)	—	(1.4)
Taxes on asset impairment charge(8)	—	1.4	—	1.4
Adjusted income tax expense	$2.5	$3.3	$7.2	$7.9

	Second Quarter		June Year-to-Date
	2025	2024	2025	2024
Net earnings	$19.0	$4.6	$24.8	$30.4
Integration and realignment costs, net of taxes(1)	4.5	—	12.5	—
Transaction costs, net of taxes(2)	0.1	8.3	0.4	12.7
Executive transition costs, net of taxes(3)	0.2	—	0.4	—
(Gain) loss on sale of EMEA staffing operations, net of taxes(4)	(4.0)	10.0	(4.0)	(0.4)
Gain on forward contract, net of taxes(5)	—	—	—	(1.2)
Restructuring charges, net of taxes(6)	—	3.2	—	4.9
Gain on sale of assets, net of taxes(7)	—	(4.1)	—	(4.1)
Asset impairment charge, net of taxes(8)	—	4.1	—	4.1
Adjusted net earnings	$19.8	$26.1	$34.1	$46.4

	Second Quarter		June Year-to-Date
	2025	2024	2025	2024
	Per Share		Per Share
Net earnings	$0.52	$0.12	$0.67	$0.83
Integration and realignment costs, net of taxes(1)	0.12	—	0.34	—
Transaction costs, net of taxes(2)	—	0.23	0.01	0.35
Executive transition costs, net of taxes(3)	—	—	0.01	—
(Gain) loss on sale of EMEA staffing operations, net of taxes(4)	(0.11)	0.27	(0.11)	(0.01)
Gain on forward contract, net of taxes(5)	—	—	—	(0.03)
Restructuring charges, net of taxes(6)	—	0.09	—	0.13
Gain on sale of assets, net of taxes(7)	—	(0.11)	—	(0.11)
Asset impairment charge, net of taxes(8)	—	0.11	—	0.11
Adjusted net earnings	$0.54	$0.71	$0.93	$1.26

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Total Adjusted EBITDA:
	Second Quarter		June Year-to-Date
	2025	2024	2025	2024
Net earnings	$19.0	$4.6	$24.8	$30.4
Other (income) expense, net	2.3	(1.4)	5.4	(3.2)
Income tax expense (benefit)	0.9	1.1	2.7	5.1
Depreciation and amortization	12.5	12.5	25.3	22.7
EBITDA	34.7	16.8	58.2	55.0
Integration and realignment costs(1)	6.0	—	16.7	—
Transaction costs(2)	0.1	9.4	0.5	15.0
Executive transition costs(3)	0.2	—	0.5	—
(Gain) loss on sale of EMEA staffing operations(4)	(4.0)	10.0	(4.0)	(1.6)
Gain on forward contract(5)	—	—	—	(1.2)
Restructuring(6)	—	4.3	—	6.6
Gain on sale of assets(7)	—	(5.5)	—	(5.5)
Asset impairment charge(8)	—	5.5	—	5.5
Adjusted EBITDA	$37.0	$40.5	$71.9	$73.8
Adjusted EBITDA margin	3.4%	3.8%	3.2%	3.5%

Business Unit Adjusted EBITDA:

	Second Quarter 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$11.1	$19.3	$13.6
Integration and realignment costs(1)	1.1	0.9	0.1
Adjusted EBITDA	$12.2	$20.2	$13.7
Adjusted EBITDA margin	2.3%	6.4%	5.2%

	Second Quarter 2024
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$15.5	$18.9	$12.7
Restructuring(6)	0.3	0.3	—
Adjusted EBITDA	$15.8	$19.2	$12.7
Adjusted EBITDA margin	2.9%	7.2%	5.1%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Business Unit Adjusted EBITDA (continued):
	June Year-to-Date 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$17.9	$32.7	$32.9
Integration and realignment costs(1)	3.8	2.0	0.1
Adjusted EBITDA	$21.7	$34.7	$33.0
Adjusted EBITDA margin	2.1%	5.4%	5.7%

	June Year-to-Date 2024
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$23.6	$33.1	$30.8
Restructuring(6)	1.0	0.3	—
Adjusted EBITDA	$24.6	$33.4	$30.8
Adjusted EBITDA margin	2.3%	6.7%	5.7%

Free Cash Flow:	June Year-to-Date
	2025	2024
Net cash from operating activities	$119.3	$32.2
Capital expenditures	(4.5)	(6.7)
Free Cash Flow	$114.8	$25.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2025 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2025 and 2024 gains and losses on the sale of our EMEA staffing operations, the 2024 gain on forward contract, and the 2024 restructuring charges are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Integration and realignment costs in the second quarter and June year-to-date 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments, and further aligning processes and technology across the Company. Included in the total integration and realignment costs is $0.1 million of accelerated amortization included within depreciation and amortization. The costs incurred associated with these initiatives are summarized in the table below (in millions of dollars):

	Second Quarter 2025	June Year-to-Date 2025
IT-related charges	$1.7	$7.0
Severance	2.1	6.5
Fees and other costs	2.3	3.3
Total integration and realignment costs	$6.1	$16.8

(2) Transaction costs in 2025 and 2024 include costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs. Transaction costs in 2024 also includes $7.9 million of transaction costs related to the acquisition of MRP in the second quarter of 2024.

(3) Executive transition costs represent non-recurring expenses associated with our CEO transition in 2025.

(4) (Gain) loss on sale of EMEA staffing operations represents the gains and losses recorded in each period as a result of the sale in January 2024. The gain on the sale in the second quarter of 2025 is the result of the Company receiving the remaining proceeds from working capital and other adjustments, which exceeded the recorded receivable.

(5) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract relating to the sale of the EMEA staffing operations.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

(6) Restructuring charges in 2024 represent a comprehensive transformation initiative that started in 2023 to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. In the second quarter of 2024, these restructuring charges included $1.9 million of costs to execute the transformation and $2.4 million of severance. For June year-to-date 2024, these restructuring charges included $3.5 million of severance and $3.1 million of costs to execute the transformation.

(7) Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024.

(8) Asset impairment charge in the second quarter of 2024 was for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts.